UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 16, 2010 (June 14, 2010)
Rexahn Pharmaceuticals, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-34079	11-3516358
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15245 Shady Grove Road, Suite 455	20850
Rockville, MD	(Zip Code)
(Address of Principal Executive Offices)

(240) 268-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.

Rexahn Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders on June 14, 2010.  At the meeting, the Company’s stockholders (i) elected each of the Board’s nominees to serve as directors of the Company until the 2011 annual meeting of stockholders, or until their successors are duly elected and qualified, and (ii) ratified the selection of ParenteBeard LLC as the Company's independent registered public accounting firm for the 2010 fiscal year.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter is set forth below.

	For	Against	Withheld	Abstained	Broker Non-Votes

1. Election of Directors

Chang H. Ahn	40,795,497	202,209	-	1,553,963	13,715,536
Charles Beever	40,571,965	211,962	-	1,767,742	13,715,536
Kwang Soo Cheong	40,589,136	194,509	-	1,768,024	13,715,536
Tae Heum Jeong	40,583,686	200,259	-	1,767,724	13,715,536
David McIntosh	40,602,340	181,587	-	1,767,742	13,715,536

2. Ratification of the selection of ParenteBeard LLC as the Company's independent registered public accounting firm for the 2010 fiscal year.	54,002,411	447,528	-	1,817,266	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexahn Pharmaceuticals, Inc.

Date: June 16, 2010	By:	/s/ Tae Heum Jeong
		Name:	Tae Heum Jeong
		Title:	Chief Financial Officer